UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2017

eWELLNESS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	90-1073143
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

11825 Major Street, Culver City, California	90230
(Address of principal executive offices)	(Zip Code)

(310) 915-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 17, 2017, eWellness Healthcare Corporation (the “Registrant”), entered into a letter engagement agreement (“Agreement”) with Lyons Capital, LLC, a Florida limited liability company (the “Consultant”) pursuant to which the Consultant will be engaged for a sixth-month period to provide services to the Registrant which will include: (i) introductions to brokers; (ii) assist with research coverage; (iii) introductions to over 100 funds, investment banking firms and market makers (“Investment Professionals”); and (iv) a presentation speaking slot with a Gold sponsorship at the 2017 Wall Street Conference (collectively, the “Services”). In consideration for the Services, the Registrant will issue to the Consultant 75,000 restricted shares of the Registrant’s common stock, par value $0.001 (the “Shares”). A copy of the Agreement is filed as Exhibit 10.20 to this Form 8-K.

On November 21, 2016, the Registrant reported on Form 8-K that it had entered into a Services Agreement with Bistromatics, Inc. organized under the laws of Canada (“Bistromatics”). Pursuant to the Services Agreement, which was filed an exhibit to that form 8-K, as consideration for services already completed by Bistromatics on behalf of the Registrant’s Phzio platform, the Registrant agreed to pay a base fee of $50,000 monthly until Bistromatics successfully signed and collected the service fee for 100 Physical Therapy Clinics to start using the PHZIO platform, following which the monthly service fee will increase to $100,000. Bistromatics had the right to convert any outstanding amounts owed by the Registrant into Shares based upon a formula set forth in the Services Agreement. In addition, the Registrant agreed to issue Bistromatics 25,280,899 Shares based upon a price of $0.0089 per Share and granted Bistromatics with the right to appoint 40% of the Board of the Registrant.

On January 24, 2017, the Registrant entered into a Definitive Service Agreement with Bistromatics, a copy of which is filed as Exhibit 10.21 hereto, pursuant to which the Parties acknowledged that the Registrant does not currently have a sufficient number of authorized shares of common stock, based upon the number of issued and outstanding shares together with shares reserved for issuance, to issue Bistromatics 25,280,899 shares of common stock. As a result, the Registrant and Bistromatics agreed that the Registrant shall issue 2,5280,899 shares of a newly authorized Series A Preferred Stock to Bistromatics (the “Series A Preferred Stock”) each share of which shall: (i) have 20 votes per share on all matters submitted to the vote of the holders of eWellness voting capital stock (i.e.: 50,577,980 share voting rights); and (ii) be convertible into 10 shares of eWellness existing shares of common stock. Notwithstanding the foregoing, the Series A Preferred Stock shall not be convertible into shares of common stock, until such time as the Company files a Certificate of Amendment to its Articles of Incorporation to increase its authorized shares of common stock from 100 million shares, par value $0.001 per share to 400 million shares, par value $0.0001per share. At the date of filing the Articles of Amendment, the outstanding shares of Series A Preferred Stock must be converted into 25,280,899 shares of the Company’s common stock. Reference is made to the disclosure under Item 5.02 below.

Item 3.02 Unregistered Sales of Equity Securities

On January 11, 2017, the Registrant reported on Form 8-K that it had entered into a convertible note financing of $55,000 from JEB Partners L.P., effective January 9, 2017. On January 25, 2017, the Registrant received an additional $55,000 in convertible note financing from JPB Partners, which was identical to the January 9, 2017 financing. The new $55,000 convertible note (the “Note”) is convertible into restricted shares of the Registrant’s common stock, par value $0.001, at conversion price into which the principal amount and accrued interest at 8% per annum, equal to the lesser of: (i) $0.20 per share; or (ii) 75% of the average of the VWAPs for the five (5) trading days immediately following the 180th calendar day after the original issue date. The Registrant received $50,000 in proceeds of the $55,000 principal amount of $55,000 Note, and the $5,000 additional principal represents the purchase price less a 10% original issue discount. Although the Registrant has an informal arrange with JEB Partners from which it anticipates up to an additional $1.2 million in convertible note financing, there can be no assurance that additional capital will be invested by JEB partners L.P. at the same terms and conditions, if at all.

Item 3.03 Material Modification to Rights of Security Holders.

Reference is made to the disclosure in Item 1.01 above. In connection with the Registrant’s obligations under its Agreement with Bistromatics with respect to the issuance of 2,5280,899 shares of a newly authorized class of Series A Preferred Stock, which shall have 20 votes per share on all matters submitted to the vote of the holders of the Registrant’s voting capital stock (i.e.: 50,577,980 share voting rights); and (ii) be convertible into 10 shares of Registrant’s existing shares of common stock, the rights of the holders of the Registrant’s issued and outstanding common stock may be deemed to have been materially limited or qualified by the super voting rights of the Series A Preferred Stock which is about to be issued. This limitation or qualification will be the result of a dilution of the voting rights of the Registrant’s existing holders of common stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Registrant’s obligations under the Definitive Service Agreement dated January 24, 2017, a copy of which it filed as Exhibit 10.21 hereto, the Registrant has agreed to file a Certificate of Amendment to its Articles of Incorporation with the State of Nevada for the purposes of: (A) increasing its authorized capital stock from 110,000,000 shares of capital stock, par value $0.001, consisting of: (i) 100,000,000 shares of common stock, par value $0.001; and (ii) 10,000,000 shares of preferred stock, par value $0.001, to 410,000,000 shares of capital stock, par value $0.0001, consisting of: (iii) 400,000,000 shares of common stock, par value $0.0001; and (iv) 10,000,000 shares of preferred stock, par value $0.0001. The Certificate of Amendment will not be filed with the State of Nevada until the Registrant files an Information Statement on Schedule 14C, based upon the Joint Written Consent of the Registrant’s Board of Directors and the Majority Consenting Stockholders (which term is defined as the holders of a majority of the Registrant’s shares of voting capital stock, including both the Common Stock and Series A Preferred Stock); and (B) implementing a reverse split of the issued and outstanding shares of common stock, including shares of common stock reserved for issuance, in a ratio to be determined by the Registrant’s Board of Directors, not to exceed a one-for-twenty (1:20) basis (the “Reverse Split”). After the Information Statement clears comments with the Securities and Exchange Commission, the Registrant must submit an application to and receive approval from FINRA for these corporate actions.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.20	Letter Engagement Agreement dated January 17, 2017, between the Registrant and Lyons Capital, LLC, filed herewith.
10.21	Definitive Service Agreement dated January 24, 2017, between the Registrant and Bistromatics, Inc., filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2017

eWellness Healthcare Corporation

By:	/s/ Darwin Fogt
Name:	Darwin Fogt
Title:	Chief Executive Officer